CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements and Independent Auditors' Report" in the Statement of Additional Information and, to the incorporation by reference therein of our report dated May 12, 2003, on the financial statements and financial highlights in Pre-effective Amendment No. 3 to Registration Statement (Form N-2, No. 333-105566) of Pioneer High Income Trust for the registration of 2,000 shares of its Series TH Auction Market Preferred Shares.




                                                /s/ ERNST & YOUNG LLP


Boston, Massachusetts
July 29, 2003